Exhibit 99.2

CARMICHAEL’S CASHWAY PHARMACY, INC.

AND SUBSIDIARY

AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND

SUPPLEMENTARY INFORMATION

For the Year Ended December 31, 2007

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

TABLE OF CONTENTS

PAGE NUMBER
INDEPENDENT AUDITORS’ REPORT	2

AUDITED FINANCIAL STATEMENTS
Consolidated Balance Sheet	3
Consolidated Statement of Income	4
Consolidated Statement of Retained Earnings	5
Consolidated Statement of Cash Flows	6
Notes to Consolidated Financial Statements	7-10

INDEPENDENT AUDITORS’ REPORT ON SUPPLEMENTARY INFORMATION	11

Consolidated Schedule of Operating Expenses	12

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Carmichael’s Cashway Pharmacy, Inc. and Subsidiary

Crowley, Louisiana

We have audited the accompanying consolidated balance sheet of Carmichael’s Cashway Pharmacy, Inc. and Subsidiary as of December 31, 2007, and the related consolidated statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carmichael’s Cashway Pharmacy, Inc. and Subsidiary as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

CERTIFIED PUBLIC ACCOUNTANTS

March 7, 2008

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2007

ASSETS

CURRENT ASSETS
Cash	$1,179,497
Accounts receivable
Trade (net of allowance for doubtful accounts of $808,092)	6,206,017
Other	52,863
Inventories	2,002,700
Prepaid expenses	110,472

Total Current Assets	9,551,549

PROPERTY, PLANT AND EQUIPMENT
Vehicles	588,963
Durable medical equipment	2,222,222
Furnitures and fixtures	68,052
Machinery and equipment	1,048,755

Total	3,927,992
Less: Accumulated depreciation	(1,956,577)

Total Property, Plant and Equipment	1,971,415

OTHER ASSETS
Deposits	2,885
Goodwill	1,458,634

Total Other Assets	1,461,519

TOTAL ASSETS	$12,984,483

LIABILITIES & STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable	$61,331
Current portion of obligations under capital lease	9,353
Accounts payable	1,623,696
Accrued expenses and other current liabilities	785,611

Total Current Liabilities	2,479,991

LONG-TERM LIABILITIES
Notes payable, less current portion	5,491
Obligations under capital lease	2,850

Total Long-Term Liabilities	8,341

STOCKHOLDERS’ EQUITY
Common stock, no par value, 5,000 shares authorized, 2,000 shares issued and outstanding	2,000
Additional paid-in capital	3,000
Retained earnings	10,491,151

Total Stockholders’ Equity	10,496,151

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$12,984,483

The accompanying notes are an integral part of these financial statements.

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2007

REVENUE	$42,240,586
COST OF REVENUE	27,588,229

GROSS PROFIT	14,652,357

OPERATING EXPENSES
Depreciation	514,379
Operating expenses	11,067,511

Total Operating Expenses	11,581,890

OPERATING INCOME	3,070,467

OTHER INCOME (EXPENSE)
Gain on property and equipment	525
Interest income	55,667
Interest expense	(7,387)
Miscellaneous income	78,026

Total Other Income (Expense)	126,831

NET INCOME	$3,197,298

The accompanying notes are an integral part of these financial statements.

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF RETAINED EARNINGS

For the Year Ended December 31, 2007

BALANCE AT BEGINNING OF YEAR, AS PREVIOUSLY REPORTED	$8,431,671
PRIOR PERIOD ADJUSTMENT - SEE NOTE 9	(273,730)

BALANCE AT BEGINNING OF YEAR, AS RESTATED	8,157,941
ADDITIONS (DEDUCTIONS)
Net income	3,197,298
Dividends	(864,088)

BALANCE AT END OF YEAR	$10,491,151

The accompanying notes are an integral part of these financial statements.

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,197,298
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	514,379
Gain on disposal of property and equipment	(525)
Provision for bad debt	(305,986)
Changes in assets and liabilities:
Accounts receivable	(1,727,362)
Inventories	26,059
Prepaid expenses	(32,741)
Accounts payable	390,107
Cash overdraft	(52,803)
Accrued expenses and other current liabilities	234,204

Net Cash Provided By Operating Activities	2,242,630

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(714,430)
Proceeds from sale of property and equipment	2,000

Net Cash Used In Investing Activities	(712,430)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of debt and capital lease obligations	(120,047)
Proceeds from issuance of debt	92,736
Dividends paid	(864,088)

Net Cash Used In Financing Activities	(891,399)

NET INCREASE IN CASH	638,801
CASH AT BEGINNING OF YEAR	540,696

CASH AT END OF YEAR	$1,179,497

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest	$7,387

The accompanying notes are an integral part of these financial statements.

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION

Carmichael’s Cashway Pharmacy, Inc. began operations in September of 1969 and was incorporated in the State of Louisiana on December 10, 1993. The Company offers long-term care pharmacies, infusion therapy, durable medical equipment and nutritional products to customers located primarily in Southern Louisiana. The Company is also engaged in the operation of several retail pharmacies and uniform shops.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Carmichael’s Cashway Pharmacy, Inc. and its subsidiary, Breath of Life Home Health Equipment, Inc. All significant intercompany accounts and transactions have been eliminated in the consolidation.

Accounts Receivable

Trade accounts receivable are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus receivables do not bear interest, although a finance charge may be applied to amounts past due. Trade accounts receivable are periodically evaluated for collectibility based on past credit history with customers and their current financial condition, and are charged against allowance for doubtful accounts when they are deemed uncollectible.

Inventories

Inventories are stated at the lower of cost (standard cost method), or market. Use of this method does not result in a material difference from the methods required by generally accepted accounting principles.

Property and Equipment

Property and equipment are stated at cost. Expenditures for property and equipment and items which substantially increase the useful lives of the existing assets are capitalized at cost and depreciated. Routine expenditures for repairs and maintenance are expensed as incurred. The cost and related accumulated depreciation of property and equipment disposed of are eliminated from the accounts, and any resulting gain or loss is recognized.

Depreciation expense is provided using the straight-line method with rates based on the estimated useful lives of the individual assets which range from 3 - 40 years. Depreciation expense for the year ended December 31, 2007 amounts to $514,379.

Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangibles

The excess of cost over book value on the purchase of various companies is shown as goodwill. Management periodically reviews the carrying value of goodwill to determine whether an impairment may exist. An impairment charge is measured as any deficiency in the amount of estimated undiscounted future cash flows of the acquired business available to recover the carrying value related to the goodwill. Goodwill for the year ended December 31, 2007 amounts to $1,458,634. No impairment of goodwill exists as of December 31, 2007.

Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk include cash and accounts receivable. Concentration of credit risk with respect to receivables is limited due to the Company’s large number of customers. The Company maintains cash accounts at several financial institutions. Cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000 per institution. At December 31, 2007, the Company exceeded the insured limits by approximately $1,261,327.

Use of Estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Advertising

The Company charges the cost of advertising to expense as incurred. Advertising expense for the year ended December 31, 2007 amounts to $277,818.

NOTE 3: OPERATING LEASES

The Company leases durable medical equipment and an operating location under operating leases. Minimum future rental payments under lease agreements having remaining terms in excess of one year as of December 31, 2007 and for each of the next five years and in the aggregate are as follows:

2008	$106,212
2009	91,010
2010	67,376
2011	53,700
Thereafter	—

Total	$318,298

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4: NOTES PAYABLE

Notes payable at December 31, 2007 consist of the following:

GMAC, $35,951 note dated May 11, 2005, due April 11, 2008, payable in monthly installments of $999, no interest, secured by vehicle	$4,993
Iberia Bank, $34,300 note dated July 21, 2005, due July 29, 2009, payable in monthly installments of $820, interest rate 6.75%, secured by vehicle	14,619
AICCO, Inc., $92,736 note dated August 1, 2007, due July 31, 2008, payable in monthly installments of $9,650, interest rate 8.75%	47,210

66,822
Less: Current portion	61,331

Long-Term Portion	$5,491

Annual maturities of long-term debt during each year ended December 31st are as follows:

2009	$5,491
Thereafter	—

Total	$5,491

NOTE 5: RELATED PARTY TRANSACTIONS

The Company engaged in transactions with the following affiliated companies:

Carmichael’s Oakwood Apartments – 100% owned by stockholders of the Company Helo Pharmacy Consulting Services, L.L.C. – 100% owned by stockholder’s daughter

These transactions resulted in the following amounts which are included in the financial statements for the year ended December 31, 2007:

Accounts payable	$2,780
Medical consultation	39,360
Rent	120,000

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6: INCOME TAXES

For income tax purposes, the Company has elected to be taxed as an S Corporation under the Internal Revenue Code and applicable state statutes. Accordingly, there is no provision for income taxes as the income, losses and credits are passed through to the shareholder.

NOTE 7: 401(k) PROFIT SHARING PLAN

The Company contributes to a 401(k) Profit Sharing Plan that is a qualified plan under the Employees Retirement Income Security Act of 1974. All employees having at least twelve months of service are eligible to participate in the plan. The Company matches 1% of employee contributions up to 4% of compensation. Retirement plan contributions made by the Company for the year ended December 31, 2007 amounts to $149,214.

NOTE 8: CAPITAL LEASES

The Company leases infusion pumps under capital leases expiring in 2009. The assets and liabilities are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are depreciated over the lower of the related lease term or its estimated productive life. Depreciation of the assets under capital leases amounts to $3,612 and is included in depreciation expense for the year ended December 31, 2007.

Following is a summary of property held under capital lease:

Equipment	$25,289
Less: Accumulated depreciation	(5,419)

$19,870

Minimum future lease payments under capital leases as of December 31, 2007 are as follows:

2008	$9,828
2009	2,867
Less: Amounts representing interest	(492)

Present value of minimum lease payments	$12,203

NOTE 9: PRIOR PERIOD ADJUSTMENT

Retained earnings as of December 31, 2006 has been adjusted to correct an understatement in accounts payable and property of $273,730. Had the error not been made, net income for the year ended December 31, 2006 would have been decreased by $273,730.

INDEPENDENT AUDITORS’ REPORT

ON SUPPLEMENTARY INFORMATION

To the Board of Directors

Carmichael’s Cashway Pharmacy, Inc. and Subsidiary

Crowley, Louisiana

Our audit for the year ended December 31, 2007 was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements. The supplementary information has been subjected to the audit procedures applied in the examination of the basic financial statements and is, in our opinion, fairly presented in all material respects in relation to the basic financial statements taken as a whole.

CERTIFIED PUBLIC ACCOUNTANTS

March 7, 2008

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF OPERATING EXPENSES

For the Year Ended December 31, 2007

Advertising	$277,818
Automobile expense	399,128
Bad debt	1,204,995
Claims processing	31,992
Commission expense	374,818
Computer expense	99,048
Contributions	10,089
Dues and subscriptions	1,857
Employee benefits	7,872
Freight	1,257
Insurance	317,288
Janitorial	36,265
Laundry	3,038
Meals and entertainment	27,102
Medical consultation	90,395
Miscellaneous	54,522
Office expenses	283,726
Outside services	50,709
Payroll taxes	464,258
Penalties	808
Postage	6,152
Professional fees	196,978
Promotions	16,701
Rent	291,717
Repairs and maintenance	20,063
Retirement plan contributions	149,214
Salaries	6,229,853
Seminars and conventions	87,482
Taxes and licenses	61,014
Telephone	135,592
Trash disposal	12,384
Travel	23,614
Uniforms	10,257
Utilities	89,505

TOTAL OPERATING EXPENSES	$11,067,511